TERRY AMISANO LTD.

AMISANO HANSON

KEVIN HANSON, CA

CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A of our report dated August 9, 2004 relating to the consolidated financial statements of Reese Corp. for the year ended June 30, 2004.

Vancouver, Canada	“Amisano Hanson”
October 6, 2004	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604 TELEPHONE: 604-689-0188
VANCOUVER CANADA FACSIMILE: 604-689-9773
V6C 2T7